SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iKang Healthcare Group, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

B-6F, Shimao Tower

92A Jianguo Road
Chaoyang District, Beijing 100022

People’s Republic of China

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Stock Purchase Rights	NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

Item 1.                            Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by iKang Healthcare Group, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 3, 2015 (the “Registration Statement”), relating to the Rights Agreement, dated as of December 2, 2015 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (the “Rights Agent”). The Registration Statement is hereby incorporated herein by reference.

On November 28, 2016, the Company and the Rights Agent entered into an amendment to the Rights Agreement (“Amendment No. 1”) to extend the expiration date of the Rights Agreement and the rights contained therein for one year to December 2, 2017.

The foregoing summary of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 6-K, filed with the SEC on November 30, 2016, and is incorporated herein by reference by Exhibit 4.2.

A copy of the Rights Agreement and a summary of its material terms were filed as Exhibit 4.1 to Company’s Current Report on Form 6-K, filed with the SEC on December 3, 2015, and are incorporated herein by reference by Exhibit 4.1.

Item 2.                            Exhibits.

Exhibit No.	Description
4.1

Rights Agreement, dated as of December 2, 2015 (the “Rights Agreement”), between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on December 3, 2015).

4.2

Amendment No. 1 to the Rights Agreement, dated as of November 28, 2016, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on November 30, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IKANG HEALTHCARE GROUP, INC.

	By	/s/ Yang Chen
Name: Yang Chen
Title: Chief Financial Officer

Date: November 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1

Rights Agreement, dated as of December 2, 2015 (the “Rights Agreement”), between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on December 3, 2015).

4.2

Amendment No. 1 to the Rights Agreement, dated as of November 28, 2016, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on November 30, 2016).